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                                                                   EXHIBIT 99.1


[AMSOUTH BANK LOGO]      AmSouth Bank                    Phone:  (205) 801-0549
                         1900 5th Avenue North           Fax: (205) 801-0745
                         6th Floor
                         Birmingham, AL  35203

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                                October 8, 2002


Martin Industries, Inc.
Attention: Mr. William J. Neitzke
Executive Vice President
P.O. Box 128
Florence, Alabama 35631

Re: Line of Credit (Account #120435-524769); Loan Agreement dated January 7, 1993, as amended April 5, 1994, February 17, 1995, March 15, 1995,
         March 28, 1996, August 28, 1997, January 1, 2000, December 29, 2000,
         January 31, 2001, March 15, 2001, May 15, 2001, June 15, 2001,
         September 1, 2001, October 15, 2001, October 31, 2001, November 9, 2001, November 19, 2001, November 26, 2001, December 19, 2001, January 14, 2002, April 1, 2002, July 1, 2002, August 30, 2002, and September
         24, 2002 (collectively "Loan Agreement") by and among Martin Industries, Inc. ("Martin Industries") and AmSouth Bank ("the Bank"). In this letter capitalized terms shall be given the meanings indicated in the Loan Agreement and/or in this letter.

Dear Mr. Duncan:

         This letter concerns the indebtedness ("Indebtedness") referenced above of Martin Industries to the Bank and your recent request that the Loan Agreement be amended to effect the terms and conditions for the continuation of Martin Industries's operations. In response to your requests, the Bank hereby amends the Loan Agreement as follows, notwithstanding any prior agreements:

         A. Absent further default, the Bank and Martin Industries hereby agree that the maturity date for the Indebtedness is now fixed at November 29, 2002, provided, however, that no later than October 28, 2002 Martin Industries must provide to the Bank a letter of intent acceptable to the Bank from a potential buyer of Martin Industries with a nonrefundable deposit of $100,000.00 (the "Letter of Intent"). If the Letter of Intent is not delivered to the Bank by October 28, 2002, all funding thereafter is in the Bank's sole discretion and the Indebtedness will mature on October 28, 2002.

         B. Martin Industries has delivered to Bank simultaneously with this letter an operating budget and related analysis (the "Operating Budget"). Martin Industries is obligated to stay within the Operating Budget as provided to Bank and Bank will only fund in accordance therewith. For purposes of this Amendment and to allow Martin Industries to complete certain confirmed orders, the Bank temporarily permits Martin Industries's overadvance, which will grow to 2.1 million dollars


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by October 18, 2002. However, Martin Industries pledges, agrees and covenants that this overadvance will decrease each week thereafter by the amount shown in the Operating Budget. Failure to decrease this overadvance in the amounts shown will be a default of this Loan Agreement. Bank may fund additional items or orders not shown in the Operating Budget in its sole discretion.

         C. The earned Maturity Fee of $100,000.00 due to be paid to the Bank by Martin Industries on November 4, 2002 is now due upon maturation of the Indebtedness.

         D. Past due interest is deferred to maturity or default. Moreover, interest continues to accrue and will also be due at maturity or upon a default.

         E. Martin Industries will continue to retain, at its expense, Ken Phillip, a representative of P + C (or some other mutually agreeable entity), to act as COO, with all parties obligated to those terms and conditions previously agreed upon. COO's employment terminates automatically upon the earlier of (i) November 29, 2002; (ii) the discontinuation of funding by the Bank under the Line of Credit; or (iii) a further default by Martin Industries. Bank shall be given five (5) business days notice of any termination of COO by Martin Industries. Should COO be terminated without a suitable and mutually agreeable replacement, Bank will discontinue funding and the Indebtedness will be immediately due and payable. As stated above, all other terms and conditions of the Loan Agreement, including those terms and conditions relating to the employment of COO, remain binding on the Parties, unless expressly modified herein.

         To evidence the acceptance of the foregoing amendments and agreements on the terms and conditions set forth herein, please sign and return to me the enclosed copy of this letter agreement. By so signing the enclosed copy of this letter agreement, Martin Industries acknowledges and agrees to the following terms and conditions of such amendments and agreements:

1. This letter agreement shall not be deemed to be an accord and satisfaction of the Indebtedness or any other obligation owed to the Bank.

2. All collateral that now secures all or any of the Indebtedness shall continue to secure same. Nothing in this letter agreement diminishes any security interest or lien that the Bank has in any assets securing the Indebtedness. All of the collateral, rights, security, and guarantees that the Bank now has to secure any of the Indebtedness due from Martin Industries shall remain in full force and effect and are hereby ratified and confirmed.

3. The Bank reserves all of its rights and remedies under the Loan Agreement, the Security Documents, any other Loan Documents, and/or applicable law, in respect of any Event(s) of Default. The current non-exercise by the Bank of any rights and remedies which it may have shall not constitute a release or waiver of any of its rights and/or remedies or a release or waiver of any Event(s) of Default under the Loan Agreement, the Security Documents, or any other Loan Documents. The Bank specifically reserves the right to invoke any and all rights and remedies at any time in its sole discretion.


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4.       Martin Industries hereby releases, satisfies, cancels, waives, acquits, and forever discharges the Bank, its directors, officers, employees, agents, attorneys, successors and assigns, of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the date of this letter agreement, which relate or pertain in any way to the Indebtedness and/or collection of them.

5. The Indebtedness is owed by Martin Industries to the Bank for the amount (exclusive of outstanding letters of credit, interest, ACH exposures, Bank fees, and Bank's attorneys fees) herein stated and there are no defenses, setoffs, or counterclaims with respect thereto:


                                                                     Payoff as of
    General Description             Obligation No.                  October 4, 2002
---------------------------     -----------------------         ---------------------
     Line of Credit                   #524769                       $6,299,937.46

6. Martin Industries agrees to pay the Indebtedness strictly and promptly in accordance with the terms of the applicable promissory notes or other debt instruments, as specifically modified by the Loan Agreement and this letter agreement.

7. Martin Industries agrees to pay to the Bank's counsel, Burr & Forman LLP, on or before November 29, 2002, all of its attorney's fees incurred in connection with this amendment and/or the collection of the Indebtedness. Should Martin Industries fail to provide the Letter of Intent referenced above, Martin Industries agrees to pay these fees by October 28, 2002.


                                             Very truly yours,

                                             /s/ DARLENE CHANDLER
                                             ----------------------------------
                                             Darlene Chandler
                                             Vice President


cc:      Denson N. Franklin III, Esq.
         Robert B. Rubin, Esq.

ACCEPTED AND AGREED TO BY:

                MARTIN INDUSTRIES, INC.

By:             /s/ WILLIAM J. NEITZKE
    -------------------------------------------------
                  William J. Neitzke
               Executive Vice President